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                                                                    EXHIBIT 99.1


                                  CERTIFICATION


Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in her capacity as a member of the Pension Administration Committee, that, to her knowledge, the Annual Report for the Cutler-Hammer de Puerto Rico Inc. Retirement Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. The Board of Directors of Eaton Corporation has delegated administration responsibility for the Plan to the Pension Administration Committee. This certification is being furnished to the Securities and Exchange Commission as an exhibit to such Form 11-K.





Date:  June 27, 2003                  By:  /s/ Susan J. Cook
                                           -----------------
                                           Chairperson of the Pension
                                           Administration Committee of
                                           Eaton Corporation and
                                           Vice President - Human Resources
                                           of Eaton Corporation


Date:  June 27, 2003                  By:  /s/ Billie K. Rawot
                                           -------------------
                                           Member of the Pension
                                           Administration Committee of
                                           Eaton Corporation and
                                           Vice President - Controller
                                           of Eaton Corporation